AMENDED AND RESTATED
                              --------------------
                                CODE OF BY-LAWS
                                ----------------
                                       OF
                                       --
                               ISM HOLDING CORP
                               ----------------

                                    ARTICLE 1
                                    ---------

                          Definitions and Abbreviations
                          -----------------------------

               As used in this Code of By-Laws, when capitalized:


  SECTION         TERM                          DEFINITION
  -------         ----                          ----------

  1.1             "Corporation"                 means ISM Holding Corp.

  1.2             "Act"                         when used in the text, means The
                                                Indiana Business Corporation
                                                Law, as amended from time to
                                                time.

  1.3             "Articles of                  mean the Articles of
                  Incorporation"                Incorporation of the
                                                Corporation, as amended from
                                                time to time.

  1.4             "By-Laws"                     means the Code of By-Laws of the
                                                Corporation, as amended from
                                                time to time.


                                    ARTICLE 2
                                    ---------

                                 IDENTIFICATION
                                 --------------

        SECTION 2.1. NAME. The name of the Corporation is ISM Holding Corp.

        SECTION 2.2. REGISTERED OFFICE AND REGISTERED AGENT - POWER TO CHANGE. The street address of the registered office of the Corporation is 10401 North Meridian Street, Suite 202, Indianapolis, Indiana 46290; and the name and address of its Registered Agent in charge of such office is Gary D. Sallee, 10401 North Meridian Street, Suite 202, Indianapolis, Indiana 46290. The location of its registered office, or the designation of its Registered Agent, or both, may be changed at any time, or from time to time, when authorized by

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                                     Page 1
the Board of Directors, by filing with the Secretary of State, on or before the day any such change is effective, or within five (5) days after the death of the Registered Agent or other unforeseen termination of his agency, a certificate signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and verified under oath by one of such Officers signing the same, stating the change to be made and reciting that such change is made pursuant to authorization by the Board of Directors.

        SECTION 2.3. SEAL. The Corporation may have and use a seal, which seal shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "ISM Holding Corp.", and about the lower periphery thereof the word "Indiana". In the center of the seal shall appear the word "Seal." PROVIDED, HOWEVER, that the use of said seal or an impression thereof shall not be required upon, and shall not affect the validity of, any instrument whatsoever.

        SECTION 2.4. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December next following.

                                    ARTICLE 3
                                    ---------
                                  CAPITAL STOCK
                                  -------------

        SECTION 3.1. CONSIDERATION FOR SHARES. The Board of Directors shall cause the Corporation to issue the shares of stock of the Corporation for such consideration as has been fixed by such Board.

        SECTION 3.2. SUBSCRIPTION FOR SHARES. Subscriptions for shares of the stock of the Corporation shall be paid to the Treasurer at such time or times, in such installments or calls, and upon such terms as shall be determined, from time to time, by the Board of Directors.

        SECTION 3.3. PAYMENT FOR SHARES. The consideration for the issuance of shares of the stock of the Corporation may be paid, in whole or in part, in

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

money, in other property, tangible or intangible, or in labor actually performed for, or services rendered to, the Corporation; PROVIDED, HOWEVER, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the Corporation assets in the event of a share dividend, shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of any of the capital stock of the Corporation.

        SECTION 3.4. CERTIFICATES FOR SHARES. Each holder of the shares of the Corporation shall be entitled to a certificate, signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, stating the name of the registered holder, the number of shares represented thereby, that such shares are no par value, and whether such shares have been fully paid and are not liable to any further call or assessment. Such certificates shall be in the form as may be approved by the Officers signing the same, and shall meet all statutory requirements.

        SECTION 3.5. CERTIFICATES ISSUED PRIOR TO PAYMENT. It any certificate representing shares of the Corporation is issued, but the shares represented thereby are not fully paid up, such certificate shall be legibly stamped to indicate the per centum which has been paid up, and as further payments are made thereon, the certificate shall be stamped accordingly.

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

        SECTION 3.6. VOTING RIGHTS OF SHARES. At every meeting of the Shareholders, every Shareholder of the Corporation shall be entitled to one (1) vote for each share standing in his name on the books of the Corporation; PROVIDED, HOWEVER, that treasury shares and subscribed but unissued shares shall not be voted. At each election for Directors, every Shareholder of the Corporation shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and tar whose ejection he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

        Nothing in these By-Laws shall be deemed to require any greater portion of the shares to concur in any action taken by the Shareholders than is required by law.

        Any action required by law to be taken at a meeting of the Shareholders of the Corporation, or any action which may be taken at the meeting of the Shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such Written Consent is filed with the minutes of the proceedings of the Shareholders. Such consent shall have the same effect as a unanimous vote of the Shareholders, and may be stated as such in any Articles or documents filed with the Secretary of State.

        The By-Laws may provide for a record date for determining Shareholders entitled to receive payment of any dividend or to determine Shareholders for any other purpose.

        SECTION 3.7. TRANSFER OF SHARES. The shares of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or

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                                     Page 4
endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President, Vice President or the Secretary of the Corporation.

        SECTION 3.8. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate for shares of the Corporation in the place of any certificate theretofore issued and alleged to have been lost, stolen, or destroyed, but the Board of Directors may require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft, or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft, or destruction of such certificate.

                                    ARTICLE 4
                                    ---------
                            Meetings of Shareholders
                            ------------------------

        SECTION 4.1. ANNUAL MEETING. There shall be an annual meeting of the stockholders of ISM Holding Corp., (the "Corporation") during the months of April, May or June of each year at 10:00 a.m. local time, or at such other date or time as shall be designated from time to time by the board of directors of the Corporation (the "Board of Directors") and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting. Failure to hold the Annual Meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

        SECTION 4.2. SPECIAL MEETINGS. A special meeting of the stockholders of the Corporation may be called at any time by the written resolution or other request of a majority of the members of the Board of Directors. Such written resolution or request shall specify the purpose or purposes for which such meeting shall be called.

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                                     Page 5

        SECTION 4.3. NOTICE OF MEETINGS. Written notice of each meeting of stockholders, whether annual or special, stating the date, hour and place thereof, shall be served either personally or by mail not less than ten nor more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting and upon any other stockholder to whom the giving of notice of such a meeting may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that such notice is being issued by or at the direction of the Board of Directors. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their stock pursuant to the General Corporation Law of the State of Indiana, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid, and shall be directed to each such stockholder at its address as it appears on the records of the Corporation, unless such stockholder shall have previously filed with the secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

        SECTION 4.4 PLACE OF MEETING. All meetings of Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent Shareholders thereat.

        SECTION 4.5. INSPECTORS. At each meeting of the stockholders, the polls shall be opened and closed, the proxies and ballots shall be received and be taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by one or more inspectors. Such inspectors shall be appointed by the Board of

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

Directors before or at such meeting or, if no such appointment shall have been made, then by the presiding corporate officer at the meeting. If, for any reason, any of the inspectors previously appointed shall fail to attend the meeting or shall refuse or be unable to serve, inspectors in place of any inspectors so failing to attend or refusing or being unable to serve shall be appointed in like manner.

        SECTION 4.6. QUORUM. At any meeting of the stockholders, the holders of one-third of the outstanding shares of each class and series, if any, of the capital stock of the Corporation present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, in which case, the representation of the number so required shall constitute a quorum.

        SECTION 4.7. BUSINESS. The president of the Corporation or, in his absence, his designee, shall call meetings of the stockholders to order and shall act as the chairman of such meeting: PROVIDED, HOWEVER, that the Board of Directors or the executive committee, if any, may appoint any stockholder to act as the chairman of any meeting in the absence of the president of the Corporation. The secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding corporate officer may appoint any person to act as the secretary of the meeting.

        SECTION 4.8. STOCKHOLDER PROPOSALS. No proposal by a stockholder shall be presented for vote at an annual meeting of stockholders unless such stockholder shall, not later than the close of business on the last business day of the month of January, provide the Board of Directors or the secretary of the Corporation with written notice of its intention to present a proposal for action at the forthcoming meeting of stockholders. No proposal by a stockholder shall be presented for vote at a special meeting of stockholders unless such

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

stockholder shall, not later than the close of business on the tenth calendar day following the date on which notice of such meeting is first given to stockholders, provide the Board of Directors or the secretary of the Corporation with written notice of its intention to present proposal for action at the forthcoming special meeting of stockholders. Any such notice shall be given by personal delivery or shall be sent via first class certified mail, return receipt requested, postage prepaid and shall include the name and address of such stockholder, the number of voting securities that such stockholder holds beneficially (or if such stockholder of record does not won such shares beneficially, including the executed consent and authorization of the beneficial stockholder), the text of the proposal to be presented for vote at the meeting and a statement in support of the proposal.

        Any stockholder who was a stockholder of record on the applicable record date may make any other proposal at an annual or special meeting of stockholders and the same may be discussed and considered; PROVIDED HOWEVER, that unless stated in writing and filed with the Board of Directors or the secretary prior to the date set for the hereinabove, such proposal shall be laid over for action at an adjourned, special or annual meeting of the stockholders taking place sixty days or more thereafter, at a time, place and date to be determined by the Board of Directors. This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business proposed by a stockholder, qua stockholder, shall be acted upon at such annual meeting unless stated and filed as herein provided.

        Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a

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

special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; nor shall the Corporation be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation.

        If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with the these Bylaws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until the requisite holders of the amount of the stock necessary to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

        SECTION 4.09. VOTING; PROXIES. At all meetings of stockholders, a stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation at or before the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        SECTION 4.10. VOTING BY BALLOT. The votes for directors, and upon the demand of any stockholder or when required by law, the votes upon any question before the meeting, shall be by ballot.

        SECTION 4.11. VOTING LISTS. The corporate officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to

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

vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city in which such meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

        SECTION 4.12. VOTING OF STOCK OF CERTAIN HOLDERS. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

        Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by such person's administrator, executor, court-appointed guardian or conservator. Shares of capital stock of the Corporation standing in the name of a trustee may be voted by such trustee, either in person or by proxy.

        Shares of capital stock of the Corporation standing in the name of a receiver may be voted by such receiver, either in person or by proxy, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.

        A stockholder whose stock is pledged shall be entitled to vote such stock, either in person or by proxy, until the stock has been transferred into the name of the pledgee; thereafter, the pledgee shall be entitled to vote, either in person or by proxy, the stock so transferred.

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                                     Page 10

        Shares of its own capital stock belonging to the Corporation shall not be voted, directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares of capital stock at any given time; however, shares of the Corporation's own capital stock held by it in a fiduciary capacity may be voted in such manner as the instrument or order, appointing such fiduciaries, may direct and shall be counted in determining the total number of shares of outstanding capital stock at any given time. Where shares are held jointly by three or more fiduciaries, such shares shall be voted in accordance with the will of the majority. Where the fiduciaries, or a majority of them, cannot agree, or where they are equally divided upon the question of voting such shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries, or by any party in interest, direct the voting of such shares as it may deem for the best interests of the beneficiaries, and such shares shall be voted in accordance with such direction.

        SECTION 4.13. FIXING OF RECORD DATE. The Board of Directors may prescribe a period not exceeding thirty days prior to meetings of the Shareholders, during which no transfer of stock on the books of the Corporation may be made; or in lieu of prohibiting the transfer of stock, may fix a day and hour not more than thirty days prior to the holding of any meeting of Shareholders as the time as of which Shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting shares at such time, and no others, shall be entitled to notice of, and to vote at, such meeting.

        SECTION 4.14. PROHIBITION AGAINST STOCKHOLDER ACTION BY CONSENT. Effective August 3, 1998, the stockholders of the Corporation may only take

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                                     Page 11
action by vote at an annual or special meeting of the stockholders. The stockholders of the Corporation may not take any action by consent (written or otherwise) in lieu of taking action at an annual meeting of stockholders.

        SECTION 4.15. ORDER OF BUSINESS. The order of business at Annual Meetings, and so far as practicable at all other meetings of Shareholders shall be:

               Item  4.151.       Proof of due notice of meeting.
               --------------------------------------------------
               Item  4.152.       Call of roll.
               --------------------------------
               Item  4.153.       Reading and disposal of any unapproved minutes
               -----------------------------------------------------------------
               Item  4.154.       Annual reports of Officers and committees.
               -------------------------------------------------------------
               Item  4.155.       Unfinished business.
               ---------------------------------------
               Item  4.156.       New business.
               ---------------------------------
               Item  4.157.       Election of Directors.
               -----------------------------------------
               Item  4.158.       Adjournment.
               -------------------------------

                                   ARTICLE 5
                                   ---------

                             The Board of Directors
                             ----------------------

        SECTION 5.1. ELECTION AND QUALIFICATION. At the first Annual Meeting of the Shareholders, and at each Annual Meeting thereafter, Directors shall be elected by the holders of the shares of stock entitled by the By-Laws to elect Directors, for a term of one year, and they shall hold office until their respective successors are chosen and qualified. Until the first Annual Meeting, and thereafter, unless changed by appropriate amendment of this Section, the business of the Corporation shall be managed by a Board of four (4) Director(s); PROVIDED, HOWEVER, that at any time when all the shares of the Corporation are owned beneficially and of record by less than three (3) persons the number of Directors may be less than three (3), but not less than the number of Shareholders. Directors need not be Shareholders of the Corporation. No decrease in the number of Directors at any time provided for by the Code of By-Laws shall

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                                     Page 12
become effective prior to the date of the first Annual Meeting for the election of Directors that is held after the date on which the provision of the Code of By-Laws making such change is adopted. Any vacancy occurring in the Board of Directors caused by increase in the number of Directors, at any time provided for by the Code of By-Laws, shall be filled by vote of the Shareholders at their next Annual Meeting, or at any Special Meeting called for such purpose.

        SECTION 5.2 VACANCIES. Any vacancies occurring in the Board of Directors caused by resignation, death or other incapacity shall be filled by a majority vote of the remaining members of the Board of Directors, until the next Annual Meeting of the Shareholders. If the vote of the remaining members of the Board shall result in a tie, such vacancy may be filled by vote of the Shareholders at a Special Meeting called for the purpose.

        SECTION 5.3. ANNUAL MEETING. The Board of Directors shall meet each year immediately after the Annual Meeting of the Shareholders, at the place where such meeting of the Shareholders has been held (either within or without the State of Indiana), for the purpose or organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such Annual Meeting shall be necessary.

        SECTION 5.4. REGULAR MEETINGS. Regular monthly or other regular periodic meetings of the Board of Directors may be held with notice by letter, telegram, cable or radiogram, or without any notice whatever, and at such places and times, as may be fixed from time to time by resolution of the Board of Directors.

        SECTION 5.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President or any Vice President, and shall be called on the written request of any two Directors when the Board of Directors consists of three Directors and upon the written request of a majority of the Directors when the Board of Directors consists of more than three

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

Directors. Notice of such a Special Meeting shall be sent by the Secretary or an Assistant Secretary to each Director at his residence or usual place of business by letter, telegram, cable or radiogram, at such time that, in regular course, such notice would reach such place not later than during the second day immediately preceding the day for such meeting, or may be delivered by the Secretary or an Assistant Secretary to a Director personally at any time during such second preceding day. In lieu of such notice, a Director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting, or after the time of the meeting.

        Any meeting of the Board of Directors for which notice is required shall be a legal meeting, without notice thereof having been given, if all the Directors, who have not waived notice thereof in writing, shall be present in person.

        SECTION 5.6. PLACE OF MEETINGS. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation (except as may be provided by law), within and without the State of Indiana, at any office or offices of the Corporation, or at any other place, as they may from time to time by resolution determine.

        SECTION 5.7. QUORUM. A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Act, by the Articles of Incorporation or by the Code of By-Laws. A Director, who is present at a meeting of the Board of Directors, at which action on any Corporation matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) his

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

dissent shall be affirmatively stated by him at and before the adjournment of such meeting (in which event the act of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (b) he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either Clause (a) or Clause (b) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a Director who voted at the meeting in favor of such matter and did not change his vote prior to the time that the result of the vote on such matter was announced by the Chairman of such meeting.

        SECTION 5.8. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a Written Consent to such action is signed by all members of the Board or such committee as the case may be, and such Written Consent is filed with the minutes of proceedings of the Board or committee.

        SECTION 5.9. REMOVAL. Any Director may be removed, either for or without cause, at any Special Meeting of Shareholders called for that purpose by the affirmative vote of a majority in number of shares of the Shareholders of record present in person or by proxy and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the Shareholders present and entitled to vote for the election of Directors.

        If less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of Directors, at an election of the class of Directors of which he is a part.

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

        Whenever the holders of the shares of any class are entitled to elect one or more Directors, the provisions of this section shall apply, in respect of the removal of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class and not the vote of the outstanding shares as a whole.

        SECTION 5.10 POWERS OF DIRECTORS. The Board of Directors shall exercise all the power of the Corporation, subject to the restrictions imposed by law, by the Articles of Incorporation, or by this Code of By-Laws.

        SECTION 5.11. DIVIDENDS. The Board of Directors shall have power to declare and pay dividends upon the shares of the Corporation. Before payment of any dividend, or the distribution of any profits, there may be set aside out of the net profits of the Corporation such sum or sums as the Directors, from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing as the Directors shall think conducive to the best interest of the Corporation.

        SECTION 5.12. COMPENSATION OF DIRECTORS. The Board of Directors is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board; and additional compensation for such additional services any of the Directors may perform for the Corporation.

                                    ARTICLE 6
                                    ---------
                               Executive Committee
                               -------------------

        SECTION 6.1. DESIGNATION OF EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate two or more of its number to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of

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

Directors in the management of the Corporation; but the designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it by the Act. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or diminish the number of members of the Executive Committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

        SECTION 6.2. POWERS OF THE EXECUTIVE COMMITTEE. During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Corporation. All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors for approval: but failure to submit the same or to receive the approval thereof shall not invalidate any completed or uncompleted action taken by the Corporation upon authorization by the Executive Committee prior to the time at which the same should have been, or were, submitted as above provided. The Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement or plan of merger or consolidation, proposing a Special Corporate Transaction as defined in the Act, recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending these By-Laws.

                                Code of By-Laws

        SECTION 6.3. PROCEDURES; MEETINGS; QUORUM. The Chairman of the Executive Committee of the Corporation shall, if present, act as Chairman at all meetings of the Executive Committee, and the Secretary of the Corporation shall, if present, act as secretary of the meeting. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee, or the Secretary of the Corporation, the Executive Committee shall appoint a chairman or secretary, as the case may be, of the meeting. The Executive Committee shall keep a record of its acts and proceedings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by a majority of the Executive Committee. Special Meetings of the Executive Committee shall be called at the request of any member of the Executive Committee, and shall be held upon notice by letter, telegram, cable, or radiogram, delivered for transmission not later than during the second day immediately preceding the day for such meeting, or by word of mouth, telephone, or radiophone, received not later than the day immediately preceding the day for such meeting. Notice of any Special Meeting of the Executive Committee may be waived in writing, signed by the member or members entitled to such notice, whether before or after the time stated therein, and shall be equivalent to the giving of such notice. Attendance of any member of the Executive Committee at a Special Meeting shall constitute a waiver of notice of such Special Meeting. The Executive Committee may hold its meetings within or without the State of Indiana, as it may from time to time by resolution determine. A majority of the Executive Committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a Committee, and the

                                Code of By-Laws
individual members shall have no power as such. The Board of Directors may vote to the members of the Executive Committee a reasonable fee as compensation for attendance at meetings of such Committee.


                                    ARTICLE 7
                                    ---------
                                  The Officers
                                  ------------

        SECTION 7.1. NUMBER. The Officers of the Corporation shall consist of the Chairman of the Board, if any is elected by the Board of Directors, the Chairman of the Executive Committee, if the Board of Directors shall, pursuant to Article 6 of this Code of By-Laws, create an Executive Committee, the President, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, if any is elected by the Board of Directors, and such other subordinate officers as may be prescribed by this Code of By-Laws, or as may be chosen by the Board of Directors or the Executive Committee at such time and in such manner and for such terms as the Board of Directors or the Executive Committee, if any, may prescribe. Any two or more offices may be held by the same person, except the duties of the President and Secretary shall not be performed by the same person.

        SECTION 7.2. ELECTION, TERM OF OFFICE AND QUALIFICATION. The Officers shall be chosen annually by the Board of Directors. Each Officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner hereinafter provided.

        SECTION 7.3. REMOVAL. Any Officer may be removed, either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified, from time to time, at a Special Meeting called for the purpose.

        SECTION 7.4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary.

                                Code of By-Laws

Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 7.5. VACANCIES. Any vacancy in any office because of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Code of By-Laws for election or appointment to such office.

        SECTION 7.6. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, who shall be chosen from among the Directors, shall preside at all meetings of the Board of Directors if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.

        SECTION 7.7 THE CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee, if any, who shall be chosen from among the Directors, shall have general supervision and direction over the business and affairs of the Corporation, subject, however, to the control of the Board of Directors and the Executive Committee. He shall, in general, perform all duties incident to the office of the Chairman of the Executive Committee and such other duties as, from time to time, may be assigned to him by the Board of Directors or the Executive Committee.

        SECTION 7.8 THE PRESIDENT. The President, who shall be chosen from among the Directors, shall have active executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors, the Executive Committee, if any, and the Chairman of the Executive Committee, if any. He shall, in general, perform all duties incident to the office of President and such other duties as, from time to time, may be assigned to him by the Board of Directors, the Executive Committee, if any, or the Chairman of the Executive Committee, if any.

                                Code of By-Laws

        SECTION 7.9. THE VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him. At the request of the President, any Vice President may, in the case of the absence or inability to act of the President, temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated a Vice President to act temporarily in his place, the Vice President so to perform the duties of the President shall be designated by the Board of Directors.

        SECTION 7.10. ASSISTANT VICE PRESIDENTS. Each Assistant Vice President (if one or more Assistant Vice Presidents be elected or appointed) shall perform such duties as are from time to time delegated to him by the President, a Vice President, or the Board of Directors. At the request of one of the Vice Presidents, or in his absence or inability to act, the Assistant Vice President designated by a Vice President shall perform the duties of such Vice President, and when so acting shall have all the powers and be subject to all the restrictions of a Vice President.

        SECTION 7.11. THE SECRETARY. The Secretary shall keep or cause to be kept in books provided for that purpose the minutes of the meetings of the Shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of this Code of By-Laws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of this Code of By-Laws; and, in general, shall perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President.

                                Code of By-Laws

        SECTION 7.12. THE TREASURER. The Treasurer shall be the financial officer of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors; shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the Office of Treasurer and such other duties as, from time to time, may be assigned to him by the Board of Directors or the President.

        The Treasurer shall render to the President and the Board of Directors, whenever the same shall be required, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. He shall, if required so to do by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        SECTION 7.13. THE CONTROLLER. The Controller, if any, shall be the chief accounting officer of the Corporation; shall keep full and accurate accounts of all assets, liabilities, commitments, receipts, disbursements, and other financial transactions of the Corporation and its subsidiaries in books belonging to the Corporation; shall cause regular audits of such books and records to be made; shall see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation; shall render financial statements at all regular meetings of the Board of Directors, and a full financial report at the Annual Meeting of Shareholders, if called upon to do so, and, in general, shall perform all the duties ordinarily

                                Code of By-Laws
connected with the Office of Controller and such other duties as, from time to time, may be assigned to him by the Board of Directors, the Chairman of the Executive Committee, or the President.

        SECTION 7.14. SALARIES. The salaries of the Officers shall be fixed, from time to time, by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE 8
                                   ---------

                             Special Corporate Acts.
                             -----------------------
               Negotiable Instruments, Deeds, Contracts and Stock
               --------------------------------------------------


        SECTION 8.1. EXECUTION OF CHECKS, DRAFTS, AND ORDERS FOR THE PAYMENT OF MONEY. Unless otherwise directed by the Board of Directors, or unless required by law, all checks, drafts, bills of exchange and orders for the payment of money of the Corporation shall be signed by any one of the following Officers:
Chairman of the Board, Chairman of the Executive Committee, if any, President, Vice President, Treasurer, Assistant Treasurer, if any, Secretary, Assistant Secretary, or Controller, if any. The Board of Directors may designate such other Officers and/or employees of the Corporation other than those Officers named above or different combinations of such Officers and employees of the Corporation who may, in the name of the Corporation execute in its behalf checks, drafts, and orders for payment of money.

        SECTION 8.2 EXECUTION OF DEEDS, CONTRACTS, NOTES, MORTGAGES, GUARANTEES, ETC. Unless otherwise directed by the Board of Directors or unless otherwise required by law, all deeds, mortgages, notes, and guaranties made by the Corporation, and all other written contracts and agreements to which the Corporation shall be a party, shall be executed in the name of the Corporation by the Chairman of the Board, President, or any one of the Vice Presidents. Only if required by applicable law shall the Secretary or an Assistant Secretary

                                Code of By-Laws
attest the signature of the party executing the instrument on behalf of the Corporation and only when required by applicable law shall affix the corporate seal thereto.

        SECTION 8.3. ENDORSEMENT OF STOCK CERTIFICATES. Subject always to the further orders and directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or one of the Vice Presidents, and such endorsements shall be only attested by the Secretary or an Assistant Secretary either with or without affixing thereto the corporate seal.

                                    ARTICLE 9
                                    ---------
                                   Amendments
                                   ----------

        SECTION 9.1. IN GENERAL. Unless otherwise required by law, the power to make, altar, amend or repeal this Code of By-Laws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of this Code of By-Laws.